HARRIS & HARRIS GROUP

LETTER to shareholders on website

NEW YORK, NY – August 19, 2014 – Shareholders of Harris & Harris Group, Inc., (NASDAQ: TINY) may be interested to know that we have posted our Quarterly Letter to Shareholders on our website. It may be accessed directly at http://ir.hhvc.com/letters.cfm.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

About Harris & Harris Group

Harris & Harris Group is a publicly traded venture capital firm that is also a business development company. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.Facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

Press contact

Jessica Attanasio

Associate Vice President

Gregory FCA

Jessica@GregoryFCA.com

610-228-2112